                                                                   Exhibit 99.5
                                                                   ------------


                            CALIFORNIA JOCKEY CLUB

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned acknowledges receipt of the Notice of the Special Meeting of Stockholders (the "Cal Jockey Special Meeting of Stockholders") of California Jockey Club ("Cal Jockey"), a Delaware corporation, and the accompanying Joint Proxy Statement and Prospectus (the "Joint Proxy Statement/Prospectus"), and revoking any proxy heretofore given hereby appoints James P. Conn, James M. Harris and Kjell H. Qvale, or any of them, each with full power substitution, as proxies of the undersigned, to attend the Cal Jockey Special Meeting of Stockholders to be held at the Clubhouse of Bay Meadows Racecourse, 2600 South Delaware Street, San Mateo, California on Tuesday, July 1, 1997, at 10:15 a.m. (local time) and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting.

      AS DESCRIBED MORE FULLY IN THE JOINT PROXY STATEMENT/PROSPECTUS, THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED "FOR" THE APPROVAL OF THE MERGER PROPOSAL (PROPOSAL 1) AND "FOR" THE APPROVAL OF THE CHARTER AND BYLAW AMENDMENT PROPOSAL (PROPOSAL 2).

                 (To be completed and signed on reverse side)





                                                   Please mark
                                                   your vote as      [  X  ]
                                                   indicated in
                                                   the example



1. To consider and vote upon a proposal (the "Merger Proposal") to approve the Agreement and Plan of Merger, dated as of February 24, 1997, as amended and restated as of May 28, 1997, by and among Patriot American Hospitality, Inc. ("Patriot"). Patriot American Hospitality Partnership, L.P. (the "Patriot Partnership") Cal Jockey and Bay Meadows Operating Company (collectively, the "Parties") and the transactions thereunder, including, without limitation, the merger of Patriot with and into Cal Jockey, the issuance of up to approximately 30,500,000 shares of Cal Jockey common stock and the contribution of certain of the assets of Cal Jockey to the Patriot Partnership in exchange for limited partnership units of the Patriot Partnership (the "Merger and Related Transactions").


                    FOR           AGAINST           ABSTAIN

                    [_]             [_]               [_]


2. To consider and vote upon a proposal (the "Charter and Bylaw Amendment Proposal") to amend and restate the Certificate of Incorporation and Bylaws of Cal Jockey.


                    [_]             [_]               [_]


3. The proxies are authorized to vote in their discretion upon any other matters as may properly come before the Cal Jockey Special Meeting or any adjournment or postponement thereof.

IMPORTANT: BECAUSE EACH PROPOSAL REQUIRES THE APPROVAL OF A MAJORITY OF THE
           ISSUED AND OUTSTANDING SHARES, A VOTE TO "ABSTAIN" WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" SUCH PROPOSAL. IN ADDITION, BECAUSE CONSUMMATION OF THE MERGER PROPOSAL IS CONDITIONED ON APPROVAL OF THE CHARTER AND BYLAW AMENDMENT PROPOSAL, IF THE CHARTER AND BYLAW AMENDMENT PROPOSAL IS NOT ADOPTED, THE PARTIES WILL NOT BE REQUIRED TO CONSUMMATE THE MERGER AND RELATED TRANSACTIONS.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE MERGER PROPOSAL AS SET FORTH IN PROPOSAL 1 AND "FOR" THE APPROVAL OF THE CHARTER AND BYLAW AMENDMENT PROPOSAL AS SET FORTH IN PROPOSAL 2.


Dated:                                             , 1997
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Signature


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Signature, if held jointly

(Please sign exactly as name appears. When shares are held by Joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give the full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized persons.)

STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.